Exhibit 99.3

THE WILLIAMS COMPANIES, INC.

LETTER TO CLIENTS

Offer To Exchange

One (1.0000) Share of Common Stock Plus $1.47 in Cash
For
Each Outstanding FELINE PACSSM
In the Form of an Income PACSSM (CUSIP 969457886)
Up to an Aggregate of 43,900,000 Income PACS
Pursuant to the Exchange Offer Prospectus dated September 17, 2004

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 18, 2004 (THE “EXPIRATION TIME”), UNLESS THE EXCHANGE OFFER IS EXTENDED OR EARLIER TERMINATED.

FELINE PACS IN THE FORM OF INCOME PACS TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION TIME (AS IT MAY BE EXTENDED). IN ADDITION, YOU MAY WITHDRAW ANY TENDERED INCOME PACS AFTER NOVEMBER 15, 2004, IF WE HAVE NOT ACCEPTED THEM FOR EXCHANGE.

To Our Clients:

      We are enclosing an exchange offer prospectus, dated September 17, 2004 (the “Exchange Offer Prospectus”), of The Williams Companies, Inc., a Delaware corporation (the “Company”), and a related Letter of Transmittal (which together constitute the “Exchange Offer”) relating to the offer by the Company to exchange one (1.0000) share of the Company’s common stock plus $1.47 in cash for each validly tendered and accepted Income PACS, up to an aggregate of 43,900,000 Income PACS, upon the terms and subject to the conditions set forth in the Exchange Offer.

      The Exchange Offer is subject to certain conditions. See the section of the Exchange Offer Prospectus entitled “The Exchange Offer — Conditions to the Exchange Offer.”

      We are the holder of record of Income PACS held by us for your account. A tender of such Income PACS can be made only by us as the record holder and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Income PACS held by us for your account.

      We request instructions as to whether you wish to tender any or all of the Income PACS held by us for your account pursuant to the terms and conditions of the Exchange Offer.

      We urge you to read carefully the Exchange Offer Prospectus and related Letter of Transmittal before instructing us to tender your units. You may use the attached form to give your instructions.

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION TIME.

“FELINE PACS” and “Income PACS” are service marks of Merrill Lynch & Co., Inc.

INSTRUCTIONS TO REGISTERED HOLDER AND/ OR

THE DEPOSITORY TRUST COMPANY PARTICIPANT

To Registered Holder and/or Participant of The Depository Trust Company:

      The undersigned hereby acknowledges receipt of the exchange offer prospectus, dated September 17, 2004 (the “Exchange Offer Prospectus”), of The Williams Companies, Inc., a Delaware corporation (the “Company”), and the related Letter of Transmittal (which together constitute the “Exchange Offer”) to exchange one (1.0000) share of the Company’s common stock plus $1.47 in cash for each validly tendered and accepted Income PACS, up to an aggregate of 43,900,000 Income PACS, upon the terms and subject to the conditions set forth in the Exchange Offer Prospectus. Certain terms used but not defined herein have the meanings ascribed to them in the Exchange Offer Prospectus.

      This will instruct you, the registered holder and/or DTC participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Income PACS held by you for the account of the undersigned.

      The number of Income PACS held by you for the account of the undersigned is (fill in amount):

      __________________ Income PACS.

      With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

☐	To tender the following Income PACS held by you for the account of the undersigned (insert number of Income PACS to be tendered) (if any):

      __________________ Income PACS *

☐	not to tender any Income PACS held by you for the account of the undersigned.

*	Unless otherwise indicated, the entire number of Income PACS indicated above as held by the Company for the account of the undersigned will be tendered.

SIGN HERE

Name(s) of beneficial owner(s):

Signature(s):

Name(s):

(Please Print)

Address(es):

Telephone Number(s):

Taxpayer Identification or
Social Security Number(s):

Date:

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